EXHIBIT 99.1

Fifth Street Finance Corp. Releases Its Monthly Newsletter, October 2009

WHITE PLAINS, N.Y., Oct. 19, 2009 (GLOBE NEWSWIRE) -- Fifth Street Finance Corp. (NYSE:FSC) released its monthly newsletter today.

The Wind is at our Back

The U.S. economy continues to recover slowly. The current financial environment, with minimal competition in the middle market, is ideal for our investment strategy. Surprisingly, we are seeing some strength in our consumer-exposed companies, and since they were the hardest hit last year, we are excited about the potential for a strong rebound.

No new term sheets have been signed since our last monthly newsletter, though our pipeline remains strong. It takes an average of 125 days to close a deal from the time it enters our pipeline, as we are originators of middle market, equity sponsor-backed securities, and we have a disciplined, proven approach. With a high quality pipeline, ample capital and a great brand, we anticipate entering into new deals in the near future.

Many good things happened recently:

 * We were able to raise all the capital necessary to execute on our short term business plan and thus we do not expect to raise any additional equity in 2009.

 * We continue to add talented people to our team. The labor market for hiring 'A' players is terrific and we are taking advantage of our market positioning by attracting great talent. We anticipate strengthening our core team through additional hires over the next year.

 * Our deal pipeline is high quality and robust. We hope in the next newsletter to announce more signed terms sheets but our timeline remains dependent on the pace of investment by our private equity sponsor partners.

 * We continue to evaluate and restructure underperforming (rated 3,
   4 or 5) securities within our portfolio.   Lighting by Gregory,
   which is in this basket and of which we own 95%, had its best month since September of 2008.  The company now has accumulated enough cash on its books that no further funding from us is anticipated.

 * We exited $4 million of our $8 million investment in Elephant and
   Castle, Inc., a second lien security in a chain of
   restaurants/pubs, at par.  The remaining balance was assumed by
   Repechage Investments Limited, its parent company, is guaranteed by the equity sponsor and is amortizing.  This continues our strategic move towards a primarily first lien portfolio.

As of this date, we have two loans on cash non-accrual status, though additional loans could go onto non-accrual status in the future; we expect to see fluctuation in the accrual status of our 3, 4 and 5-rated securities as problems arise and are resolved.

Due to the excess cash we have on hand, much of which is reserved for investments in our SBIC subsidiary (should we receive a license), our investment advisor has agreed to waive a portion of its management fee for our fourth fiscal quarter. There will be no management fee on cash for our fourth fiscal quarter, except for cash which is reserved for unfunded debt commitments. Our investment advisor may or may not waive management fees in the future.

In the next newsletter, we hope to discuss signed term sheets, our next dividend and continued progress on our underperforming securities. As always, please contact Stacey Thorne, Director, Investor Relations, at (914) 286-6811, or email her at ir@fifthstreetcap.com if you wish to be added to our monthly newsletter distribution list.

Sincerely,

The Fifth Street Team

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a specialty finance company that lends to and invests in small and mid-sized companies in connection with investments by private equity sponsors. Fifth Street Finance Corp.'s investment objective is to maximize its portfolio's total return by generating current income from its debt investments and capital appreciation from its equity investments.

The Fifth Street Finance Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5525

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of Fifth Street Finance Corp. Words such as "believes," "expects," "projects," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in our filings with the Securities and Exchange Commission. Fifth Street Finance Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:  Fifth Street Finance Corp.
          Stacey Thorne, Director, Investor Relations
          (914) 286-6811
          Stacey@fifthstreetcap.com